UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION

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Canopy Growth Files Revised Proxy Statement, Modifies Canopy USA Structure to Comply with NASDAQ Listing Requirements

Company advances Canopy USA strategy, designed to accelerate entry into the U.S. cannabis market

SMITHS FALLS, ON, May 22, 2023 – Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX: WEED) (NASDAQ: CGC) announced today that it has filed a revised proxy statement with the U.S. Securities and Exchange Commission (the “SEC”), which includes updates related to its strategy to accelerate entry into the U.S. cannabis industry through a U.S.-domiciled holding company, Canopy USA, LLC (“Canopy USA”). Upon receiving shareholder approval for the creation of a new class of non-voting exchangeable shares in the capital of Canopy Growth, Canopy USA is expected to exercise rights to acquire Acreage Holdings, Inc. (“Acreage”); Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (collectively, “Wana”); and Lemurian, Inc. (“Jetty”).

In order to ensure continued compliance with NASDAQ’s listing rules, Canopy Growth has modified the structure of the Company’s interest in Canopy USA such that it will not be required to consolidate the financial results of Canopy USA with the Company’s financial statements in accordance with generally accepted accounting principles in the United States. Importantly, under the revised structure, the potential strategic benefits of Canopy USA remain intact, including:

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Fast-tracks entry into the world’s largest and fastest growing cannabis market: The U.S. cannabis market is projected to be an over $50 billion market opportunity in 2026,[1] and this strategy aims to unlock the ability to capture share and return on investments made to date. Through these “stepping stone” transactions, Canopy Growth will be strategically repositioned to capitalize on the benefits of complete ownership and control of its U.S. THC portfolio of assets upon federal permissibility of cannabis in the United States.

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Establishes an industry-leading, premium focused brand powerhouse: Canopy USA’s portfolio includes some of the most recognized, iconic cannabis brands in the U.S. that Canopy Growth believes are ideally positioned in the fastest growing categories, such as edibles, vapes, and flower. Canopy USA is expected to leverage the best of each brand’s offerings to accelerate growth and market expansion as key states across the country continue to allow recreational cannabis usage, realizing value in the near term and setting Canopy Growth up for a fast start upon U.S. federal permissibility of cannabis.

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Financial benefits via revenue and cost synergies within Canopy USA: The combination of U.S. cannabis assets is expected to generate revenue and cost synergies within Canopy USA by leveraging the brands, routes to market and operations of the full U.S. cannabis ecosystem while eliminating redundancies across certain of the Structured U.S. Investments (as defined in the proxy statement) and the public company reporting costs of Acreage. It is also expected to reduce operating expenses and logistical burden associated with various investments, counterparties, and definitive agreements involving the Structured U.S. Investments. These benefits are all expected to be realized while cannabis remains federally illegal in the United States.

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Highlights the value of Canopy USA’s U.S. THC Investments: While Canopy Growth will not consolidate the financial results of Canopy USA, the Company continues to expect that it will highlight the value of Canopy USA’s U.S. THC assets to investors following the acquisitions of Acreage, Wana, and Jetty by Canopy USA.

David Klein, Chief Executive Officer of Canopy Growth, said, “Canopy USA is a novel strategy designed to capitalize on a once-in-a-generation market opportunity. We are pleased to have found a path forward that enables us to stay within NASDAQ’s listing requirements, while preserving the meaningful value associated with this plan. We look forward to our continued collaboration with regulators and other stakeholders as we work to

[1]	MJBiz market forecast of total US cannabis market by 2026. All financial figures are in USD unless otherwise specified.

capture the attractive value in the U.S. market and position Canopy Growth for profitable growth and a fast start upon federal permissibility in the United States.”

The agreed upon structural amendments to the Company’s interests in Canopy USA include reducing Canopy Growth’s economic interest in Canopy USA to no greater than 90%, adjustments to the composition and nomination rights of Canopy USA’s board of managers, and modifications to the terms of the initial protection agreement, amongst other amendments as further described in the revised proxy statement.

After the SEC completes its review of the proxy statement, a date for the special meeting of shareholders will be set where shareholders will be asked to consider a special resolution authorizing an amendment to the Company’s articles of incorporation to create the new class of non-voting exchangeable shares in the capital of Canopy Growth.

About Canopy Growth

Canopy Growth is a leading North American cannabis and CPG company dedicated to unleashing the power of cannabis to improve lives. Through an unwavering commitment to our consumers, Canopy Growth delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space. Our CPG portfolio features sugar-free sports hydration brand BioSteel, targeted 24-hour skincare and wellness solutions from This Works, gourmet wellness products by Martha Stewart CBD, and category defining vaporizer technology made in Germany by Storz & Bickel. Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through its rights to Acreage Holdings, Inc. a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the Northeast, as well as Wana Brands, a leading cannabis edible brand in North America, and Jetty Extracts, a California-based producer of high-quality cannabis extracts and pioneer of clean vape technology. Beyond our world-class products, Canopy Growth is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment—pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater well-being and life enhancement. For more information visit www.canopygrowth.com.

More Information

Media Contact:

Laura Nadeau

media@canopygrowth.com

Investor Contact:

Tyler Burns

Director, Investor Relations

Tyler.Burns@canopygrowth.com

Notice Regarding Forward-Looking Information

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Examples of such statements and uncertainties include statements regarding the exercise of the rights to acquire, Acreage, Wana and Jetty; the expected size of the U.S. cannabis market; statements with respect to the Company’s ability to execute on its strategy to accelerate the Company’s entry into the U.S. cannabis industry, capitalize on the opportunity for growth in the U.S. cannabis sector and the anticipated benefits of such strategy, including the ability to generate revenues and cost synergies; the expectation that cannabis will become federally permissible; expectations regarding the potential success of, and the costs and benefits associated with the formation of Canopy USA; the Company’s ability to highlight the value of Canopy USA’s U.S. THC investments following the acquisition of Acreage, Wana and Jetty by Canopy USA; and expectations for other economic, business, and/or competitive factors.

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, inherent uncertainty associated with projections; the ability of the parties to satisfy, in a timely manner, the conditions to the completion of (i) the plan of arrangement involving the Company and Acreage; and (ii) the plan of arrangement involving the Company, Canopy USA and Acreage; the diversion of management time on issues related to Canopy USA; changes in general economic, business and political conditions, including changes in the financial and stock markets and the impacts of increased rates of inflation; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and with the SEC through EDGAR at www.sec.gov/edgar, including under the heading “Item 1A. Risks Factors” in the Company’s annual report on Form 10-K for the year ended March 31, 2022 as updated by the information included under the heading “Item 1A. Risk Factors” in subsequently filed quarterly reports on Form 10-Q.

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that it believes are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Participants in the Solicitation

Canopy and its directors and executive officers may be deemed participants in the solicitation of proxies from Canopy shareholders with respect to a proposal to amend the Company’s Articles of Incorporation, as amended, in order to: (i) create and authorize the issuance of an unlimited number of a new class of non-voting and non- participating exchangeable shares in the capital of Canopy Growth (the “Exchangeable Shares”); and (ii) restate the rights of Canopy Growth’s common shares (each a Share”) to provide for a conversion feature whereby each Share may at any time, at the option of the holder, be converted into one Exchangeable Share (the “Amendment Proposal”). Information regarding the interests of such participants in the Amendment Proposal is contained in Amendment No. 3 to the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on May 22, 2023, which is available free of charge at the SEC’s website at www.sec.gov, on the Company’s profile on

System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com or by directing a request to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8 or by email to invest@canopygrowth.com.

The Company will provide its shareholders with a definitive proxy statement relating to the Amendment Proposal when it becomes available. Investors should read the definitive proxy statement when it becomes available because it will contain important information. The definitive proxy statement, when it becomes available, will also be available at the SEC’s website, on the Company’s profile on SEDAR and from the Company, as described in the preceding paragraph with respect to the preliminary proxy statement.